                                                                    EXHIBIT 12.1
                          PRIME GROUP REALTY TRUST (THE COMPANY)
               AND PREDECESSOR PROPERTIES (THE PREDECESSOR TO THE COMPANY)

                       STATEMENTS REGARDING COMPUTATION OF RATIOS
                                      (IN $000'S)

                             COMPANY-    COMPANY-      COMPANY-      COMPANY-
                             PRO FORMA   HISTORICAL    PRO FORMA     HISTORICAL     PREDECESSOR-HISTORICAL
                             ---------   ----------   -----------    -----------    ----------------------
                                SIX         SIX                                        SIX
                               MONTHS      MONTHS                                     MONTHS
                               ENDED        ENDED      YEAR ENDED    PERIOD FROM       ENDED   PERIOD FROM
                              JUNE 30,    JUNE 30,    DECEMBER 31,   11/17/97 TO     JUNE 30,   1/1/97 TO
                                1998        1998         1997         12/31/97         1997     11/16/97
                             ---------   ----------   -----------    -----------    ---------  -----------
EARNINGS
--------
Income (loss) before
 preferred share dividends
 and minority interest per
 the consolidated/combined
 financial statements......   $14,079      $12,406      $21,781        $1,427       $(17,579)   $(29,050)
Interest expense...........    16,300       14,476       28,212         1,680         19,236      34,417
Amortization of debt
 issuance costs............       639          639          619           121            298         630
                             ---------   ----------   -----------    -----------    ---------  -----------
Earnings...................   $31,018      $27,521      $50,612        $3,228       $  1,955    $  5,997
                             ---------   ----------   -----------    -----------    ---------  -----------
                             ---------   ----------   -----------    -----------    ---------  -----------
FIXED CHARGES
-------------
Interest expense...........   $16,300      $14,476      $28,212        $1,680       $ 19,236    $ 34,417
Capitalized interest
 expense...................       464          464          464            --             --          --
Amortization of debt
 issuance costs............       639          639          619           121            298         630
Preferred share dividends..     5,900        2,041       11,800           345             --          --
                             ---------   ----------   -----------    -----------    ---------  -----------
Total fixed charges........   $23,303      $17,620      $41,095        $2,146       $ 19,534    $ 35,047
                             ---------   ----------   -----------    -----------    ---------  -----------
                             ---------   ----------   -----------    -----------    ---------  -----------
RATIO OF EARNINGS TO
 COMBINED FIXED CHARGES
 AND PREFERRED SHARE
 DIVIDENDS (1).............      1.33         1.56         1.23          1.50           0.10        0.17
                             ---------   ----------   -----------    -----------    ---------  -----------
                             ---------   ----------   -----------    -----------    ---------  -----------
EXCESS (DEFICIT) OF
 EARNINGS TO COMBINED
 FIXED CHARGES AND
 PREFERRED SHARE
 DIVIDENDS.................   $ 7,715      $ 9,901      $ 9,517        $1,082       $(17,579)   $(29,050)
                             ---------   ----------   -----------    -----------    ---------  -----------
                             ---------   ----------   -----------    -----------    ---------  -----------
FUNDS FROM OPERATIONS
---------------------
Funds From Operations......   $20,385      $21,258      $38,296        $3,964       $ (8,180)   $(14,461)
Interest expense...........    16,300       14,476       28,212         1,680         19,236      34,417
Amortization of debt
 issuance costs............       639          639          619           121            298         630
Preferred share dividends..     5,900        2,041       11,800           345             --          --
                             ---------   ----------   -----------    -----------    ---------  -----------
Adjusted Funds From
 Operations................   $43,224      $38,414      $78,927        $6,110       $ 11,354    $ 20,586
                             ---------   ----------   -----------    -----------    ---------  -----------
                             ---------   ----------   -----------    -----------    ---------  -----------
FIXED CHARGES
-------------
Interest expense...........   $16,300      $14,476      $28,212        $1,680       $ 19,236    $ 34,417
Capitalized interest
 expense...................       464          464          464            --             --          --
Amortization of debt
 issuance costs............       639          639          619           121            298         630
Preferred share dividends..     5,900        2,041       11,800           345             --          --
                             ---------   ----------   -----------    -----------    ---------  -----------
Total fixed charges........   $23,303      $17,620      $41,095        $2,146       $ 19,534    $ 35,047
                             ---------   ----------   -----------    -----------    ---------  -----------
                             ---------   ----------   -----------    -----------    ---------  -----------
RATIO OF FUNDS FROM
 OPERATIONS TO COMBINED
 FIXED CHARGES AND
 PREFERRED SHARE
 DIVIDENDS (2).............      1.85         2.18         1.92          2.85           0.58        0.59
                             ---------   ----------   -----------    -----------    ---------  -----------
                             ---------   ----------   -----------    -----------    ---------  -----------
EXCESS (DEFICIT) OF FUNDS
 FROM OPERATIONS TO
 COMBINED FIXED CHARGES
 AND PREFERRED SHARE
 DIVIDENDS.................   $19,921      $20,794      $37,832        $3,964       $ (8,180)   $(14,461)
                             ---------   ----------   -----------    -----------    ---------  -----------
                             ---------   ----------   -----------    -----------    ---------  -----------

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
                                                                PREDECESSOR--HISTORICAL
                                                 ----------------------------------------------------
                                                                YEAR ENDED DECEMBER 31,
                                                 ----------------------------------------------------
                                                   1996            1995          1994          1993
                                                 --------        --------      --------      --------
EARNINGS
--------
Income (loss) before
  preferred share dividends
  and minority interest per
  the consolidated/combined
  financial statements......................     $(31,417)       $(29,576)     $(22,062)     $(20,829)
Interest expense............................       37,217          36,234        33,387        29,162
Amortization of debt issuance cost..........          594           1,148           714           859
                                                 --------        --------      --------      --------
Earnings....................................     $  6,394        $  7,806      $ 12,039      $  9,192
                                                 --------        --------      --------      --------
                                                 --------        --------      --------      --------

FIXED CHARGES
-------------
Interest expense............................     $ 37,217        $ 36,234      $ 33,387      $ 29,162
Capitalized interest expense................        --              --            --            --
Amortization of debt issuance costs.........          594           1,148           714           859
Preferred share dividends...................        --              --            --            --
                                                 --------        --------      --------      --------
Total fixed charges.........................     $ 37,811        $ 37,382      $ 34,101      $ 30,021
                                                 --------        --------      --------      --------
                                                 --------        --------      --------      --------
RATIO OF EARNINGS TO COMBINED FIXED CHARGES
  AND PREFERRED SHARE DIVIDENDS(1)..........         0.17            0.21          0.35          0.31
                                                 --------        --------      --------      --------
                                                 --------        --------      --------      --------
EXCESS (DEFICIT) OF EARNINGS TO COMBINED
  FIXED CHARGES AND PREFERRED SHARE
  DIVIDENDS.................................     $(31,417)       $(29,576)     $(22,062)     $(20,829)
                                                 --------        --------      --------      --------
                                                 --------        --------      --------      --------
FUNDS FROM OPERATIONS
---------------------
Funds From Operations.......................     $(17,367)       $(12,733)     $(12,930)     $ (9,345)
Interest expense............................       37,217          36,234        33,387        29,162
Amortization of debt issuance costs.........          594           1,148           714           859
Preferred share dividend....................           --              --            --            --
                                                 --------        --------      --------      --------
Adjusted Funds from Operations..............     $ 20,444        $ 24,649      $ 21,171      $ 20,676
                                                 --------        --------      --------      --------
                                                 --------        --------      --------      --------
FIXED CHARGES
-------------
Interest expense............................     $ 37,217        $ 36,234      $ 33,387      $ 29,162
Capitalized interest expense................        --              --            --            --
Amortization of debt issuance costs.........          594           1,148           714           859
Preferred share dividends...................        --              --            --            --
                                                 --------        --------      --------      --------
Total fixed charges.........................     $ 37,811        $ 37,382      $ 34,101      $ 30,021
                                                 --------        --------      --------      --------
                                                 --------        --------      --------      --------
RATIO OF FUNDS FROM OPERATIONS TO COMBINED
  FIXED CHARGES AND PREFERRED SHARE
  DIVIDENDS(2)..............................         0.54            0.66          0.62          0.69
                                                 --------        --------      --------      --------
                                                 --------        --------      --------      --------
EXCESS (DEFICIT) OF FUNDS FROM OPERATIONS
  TO COMBINED FIXED CHARGES AND PREFERRED
  SHARE DIVIDENDS...........................     $(17,367)       $(12,733)     $(12,930)     $ (9,345)
                                                 --------        --------      --------      --------
                                                 --------        --------      --------      --------